UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd.

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	STRO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in a Form 8-K filed December 20, 2022, on December 19, 2022, Sutro Biopharma, Inc. (the “Company”) entered into a letter agreement (the “Option Agreement”) with Vaxcyte, Inc. (“Vaxcyte”), under which the Company granted to Vaxcyte (i) authorization to enter into an agreement with an independent alternate contract manufacturing organization (“CMO”) to source cell-free extract solely for the products it licensed from the Company, allowing Vaxcyte to have direct oversight over financial and operational aspects of the relationship with the CMO; and (ii) a right, but not an obligation, to obtain certain exclusive rights to internally manufacture and/or source extract from certain CMOs and the right to independently develop and make improvements to extract for use in connection with the exploitation of certain vaccine compositions (the “Option”). Pursuant to the Option Agreement, the Company and Vaxcyte agreed to negotiate the terms and conditions of a form definitive agreement to become effective in the event Vaxcyte exercises the Option (the “Form Definitive Agreement”). As disclosed in a Form 8-K filed October 4, 2023, on September 28, 2023, the Companies mutually agreed in writing upon the Form Definitive Agreement.

On November 21, 2023 (the “Exercise Date”), Vaxcyte exercised the Option by submitting written notice thereof to the Company and concurrently paid the Company $50.0 million in cash as the first of two installment payments for the Option exercise price. Under the Option Agreement, Vaxcyte is obligated to pay the Company an additional $25.0 million in cash within six months of the Exercise Date as the second of two installment payments for the Option exercise price. Upon the occurrence of certain regulatory milestones, Vaxcyte would be obligated to pay the Company certain additional milestone payments totaling up to $60.0 million in cash. In the event that Vaxcyte undergoes a change of control, certain rights and payments may be accelerated.

Concurrent with the payment of the first installment of the Option exercise price, on November 21, 2023, the manufacturing rights agreement (in the form of the Form Definitive Agreement) between Vaxcyte and the Company (the “Manufacturing Rights Agreement”) became effective. Under the Manufacturing Rights Agreement, Vaxcyte receives an exclusive (except as to the Company), perpetual (subject to termination), worldwide license, for no additional royalty (i.e., royalty-free, other than any royalties due under that certain Amended and Restated SutroVax Agreement, by and between Vaxcyte and the Company, dated as of October 12, 2015, as amended on May 9, 2018, May 29, 2018 and September 28, 2023 (the “License Agreement”)), under the Company’s relevant patents and know-how, to manufacture or have manufactured extract and improvements to extract (in any form) solely for use in the research, development, use, production, sale, offering for sale, export, import, commercialization or other exploitation of Vaccine Compositions (as defined in the License Agreement) (as well as certain rights with respect to certain regulatory matters related to extract and its use in connection with such Vaccine Compositions). Vaxcyte has the right to extend its rights and obligations under the Manufacturing Rights Agreement to its affiliates and to sublicense its rights to manufacture extract and improvements to extract to certain third-party CMOs and other contractors (for the benefit of Vaxcyte and not for such third party’s independent commercial use). Vaxcyte is not permitted to manufacture extract for sale to third parties for the independent use of such third parties. Under the Manufacturing Rights Agreement, Vaxcyte has the obligation to protect the confidentiality of the extract manufacturing technology, and the Company has certain audit rights in connection therewith.

Under the Manufacturing Rights Agreement, upon Vaxcyte’s request and at Vaxcyte’s cost, the Company will support up to two technology transfers to Vaxcyte (or to an affiliate of Vaxcyte or certain third-party CMOs designated by Vaxcyte) of certain Company know-how, materials and information to enable Vaxcyte to manufacture or have manufactured extract. Under certain circumstances, the Company may source extract from Vaxcyte or certain third-party CMOs, subject to reimbursement for technology transfer costs.

The Manufacturing Rights Agreements contains certain terms with respect to the ownership, prosecution, maintenance and enforcement of certain intellectual property rights licensed or arising under the Manufacturing Rights Agreement, which are generally consistent with the License Agreement.

Unless earlier terminated, the Manufacturing Rights Agreement will remain in effect in perpetuity. The Company may terminate the Manufacturing Rights Agreement in the event of Vaxcyte’s (i) uncured, intentional, material breach of certain confidentiality provisions resulting in actual, material harm to the Company’s business, (ii) uncured, intentional material breach of certain provisions relating to the use of certain of the Company’s know-how outside of the Vaccine Field, (iii) unintentional, material breach of certain provisions relating to the use of certain of the Company’s know-how outside of the Vaccine Field that Vaxcyte does not use reasonable best efforts to cease and (to the extent reasonably curable) cure in a timely fashion, or (iv) uncured failure to pay the Option exercise price or any undisputed milestone payment under the Option Agreement when due. Vaxcyte may terminate the Manufacturing Rights Agreement at its discretion upon 60 days’ written notice, and both parties may terminate the Manufacturing Rights Agreement upon mutual written consent.

Pursuant to the Manufacturing Rights Agreement, the Companies also agreed to amend certain terms of the License Agreement and that certain Supply Agreement, by and between Vaxcyte and the Company, dated May 29, 2018, as amended, to ensure consistency with the Manufacturing Rights Agreement, including limiting termination of the License Agreement in certain respects during the term of the Manufacturing Rights Agreement.

The foregoing is a summary description of certain terms of the Manufacturing Rights Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the full text of the Manufacturing Rights Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date:	November 27, 2023	By:	/s/ Edward Albini
Edward Albini Chief Financial Officer